Exhibit 99.2
AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
	2025	2024
Operating Revenues:
Electric	$1,622	$1,364
Natural gas	475	452
Total operating revenues	2,097	1,816
Operating Expenses:
Fuel and purchased power	502	328
Natural gas purchased for resale	169	151
Other operations and maintenance	485	470
Depreciation and amortization	367	361
Taxes other than income taxes	144	135
Total operating expenses	1,667	1,445
Operating Income	430	371
Other Income, Net	85	89
Interest Charges	175	154
Income Before Income Taxes	340	306
Income Taxes	50	44
Net Income	290	262
Less: Net Income Attributable to Noncontrolling Interests	1	1
Net Income Attributable to Ameren Common Shareholders	$289	$261

Earnings per Common Share - Basic and Diluted	$1.07	$0.98

Weighted-average Common Shares Outstanding – Basic	270.0	266.4
Weighted-average Common Shares Outstanding – Diluted	271.4	266.8

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	March 31, 2025	December 31, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$23	$7
Accounts receivable - trade (less allowance for doubtful accounts)	667	525
Unbilled revenue	253	346
Miscellaneous accounts receivable	327	96
Inventories	669	762
Current regulatory assets	340	366
Other current assets	176	162
Total current assets	2,455	2,264
Property, Plant, and Equipment, Net	37,010	36,304
Investments and Other Assets:
Nuclear decommissioning trust fund	1,312	1,342
Goodwill	411	411
Regulatory assets	2,569	2,397
Pension and other postretirement benefits	765	757
Other assets	1,143	1,123
Total investments and other assets	6,200	6,030
TOTAL ASSETS	$45,665	$44,598
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$17	$317
Short-term debt	1,252	1,143
Accounts and wages payable	702	1,059
Interest accrued	159	196
Customer deposits	223	223
Other current liabilities	510	475
Total current liabilities	2,863	3,413
Long-term Debt, Net	18,354	17,262
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes and tax credits, net	4,782	4,474
Regulatory liabilities	5,953	5,897
Asset retirement obligations	830	822
Other deferred credits and liabilities	535	487
Total deferred credits and other liabilities	12,100	11,680
Shareholders’ Equity:
Common stock	3	3
Other paid-in capital, principally premium on common stock	7,524	7,513
Retained earnings	4,702	4,604
Accumulated other comprehensive loss	(10)	(6)
Total shareholders’ equity	12,219	12,114
Noncontrolling Interests	129	129
Total equity	12,348	12,243
TOTAL LIABILITIES AND EQUITY	$45,665	$44,598

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended March 31,
	2025	2024
Cash Flows From Operating Activities:
Net income	$290	$262
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	395	379
Amortization of nuclear fuel	20	18
Amortization of debt issuance costs and premium/discounts	5	5
Deferred income taxes and tax credits, net	116	44
Allowance for equity funds used during construction	(16)	(9)
Stock-based compensation costs	7	8
Other	7	16
Changes in assets and liabilities	(393)	(231)
Net cash provided by operating activities	431	492
Cash Flows From Investing Activities:
Capital expenditures	(1,064)	(890)
Nuclear fuel expenditures	(18)	(12)
Purchases of securities – nuclear decommissioning trust fund	(107)	(70)
Sales and maturities of securities – nuclear decommissioning trust fund	93	66
Other	9	—
Net cash used in investing activities	(1,087)	(906)
Cash Flows From Financing Activities:
Dividends on common stock	(191)	(178)
Dividends paid to noncontrolling interest holders	(1)	(1)
Short-term debt, net	108	332
Maturities of long-term debt	(300)	—
Issuances of long-term debt	1,099	347
Issuances of common stock	13	10
Employee payroll taxes related to stock-based compensation	(13)	(8)
Debt issuance costs	(11)	(5)
Net cash provided by financing activities	704	497
Net change in cash, cash equivalents, and restricted cash	48	83
Cash, cash equivalents, and restricted cash at beginning of year(a)	328	272
Cash, cash equivalents, and restricted cash at end of period(b)	$376	$355
(a)Includes $7 million of cash and cash equivalents and $321 million of restricted cash as of December 31, 2024.
(a)Includes $23 million of cash and cash equivalents and $353 million of restricted cash as of March 31, 2025.